EXHIBIT 99.1

Home BancShares, Inc. Announces a 28.2% Increase in 2016 Earnings

CONWAY, Ark., Jan. 19, 2017 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (NASDAQ:HOMB), parent company of Centennial Bank, today announced net income for the year ended December 31, 2016 of $177.1 million compared to $138.2 million for the year ended 2015 for a 28.2% increase.  Diluted earnings per share for the year ended 2016 was $1.26 per share compared to $1.01 per share (split adjusted) for 2015, representing an increase of $0.25 per share or 24.8% for the year ended 2016 when compared to the previous year.

For the fourth quarter of 2016, the Company recorded a 29.8% increase in quarterly profit to $48.6 million, for the fourth quarter of 2016 compared to $37.4 million, for the same quarter in 2015.  Diluted earnings per share for the fourth quarter of 2016 was $0.35 per share compared to $0.27 per share (split adjusted) for 2015, representing an increase of $0.08 per share or 29.6% for the fourth quarter of 2016 when compared to the same quarter in the prior year.  Excluding a $4.5 million of reduced provision for loan losses as a result of a significant loan recovery offset by $433,000 of merger expenses associated with the upcoming acquisitions, diluted earnings per share for the fourth quarter of 2016 was $0.33 per share.  The Company also announced $275.4 million in quarterly organic loan growth and a 35.97% core efficiency ratio during the fourth quarter of 2016.

“The annual and quarterly earnings performance for 2016 exceeded expectations,” said John Allison, Chairman.  “At the beginning of 2016, we had what we considered an aggressive goal in place to reach annual diluted earnings per share of $1.25.  While it took both discipline and hard work, the Company exceeded this goal for the year by reporting exceptional results for diluted earnings per share of $1.26 per share.”

“We are proud to report the fourth quarter of 2016 as the twenty-third consecutive quarter reporting the most profitable quarter in the Company’s history,” said Randy Sims, Home BancShares, Inc. Chief Executive Officer.  “Not only did the Company report an outstanding $5.0 million or 11.4% increase from our previously reported record earnings, but we also reported record results for diluted earnings per share of $0.35 per share and core efficiency ratio of 35.97%.”

“As the fourth quarter organic loan growth and financial results show, the efforts made by our team of associates are rewarding.  We are pleased with the strong finish for 2016, and look forward to the opportunities that 2017 will create,” added Tracy French, Centennial Bank President and Chief Executive Officer.  “We aim to continue growing loans and cutting expenses to improve earnings, while continuing to look for acquisition opportunities in attractive markets to increase our return to our shareholders.”

Operating Highlights

Each quarter we perform credit impairment tests on the loans acquired in our acquisitions.  During our fourth quarter 2016 impairment testing, several pools were determined to have a material projected credit improvement. This projected credit improvement offset by the expected decline in accretion income from the maturing and reduction of pay-offs in the acquired loan portfolios, resulted in a net decline of recognized accretion income when compared to the third quarter of 2016.  Accretion yield decreased approximately $3.3 million from $11.9 million for the third quarter of 2016 to $8.6 million for fourth quarter of 2016.  This $3.3 million decline is primarily the result of reduced accretion income from acquired loan pay-offs, which were $4.3 million during the third quarter of 2016 compared to $1.9 million in the fourth quarter of 2016.

Net interest margin, on a fully taxable equivalent basis, was 4.75% for the quarter just ended compared to 4.95% for the same quarter in 2015 and compared to 4.86% for the third quarter of 2016.  The net interest margin, excluding accretion yield increased slightly from the third quarter of 2016 to the fourth quarter of 2016 at 4.25% and 4.31%, respectively.

During the fourth quarter of 2016, the Company recorded a provision for loan loss of $1.7 million compared to $8.9 million in the fourth quarter of 2015.  The Company was able to reduce fourth quarter 2016 provision for loan losses as a result of a significant loan recovery from a borrower which was charged-off in 2010.  The Company estimates that the fourth quarter 2016 provision for loan losses was reduced by $4.5 million as a result of this loan recovery.  For the fourth quarter of 2016, net recoveries were $1.9 million compared to net charge-offs of $3.3 million for the fourth quarter of 2015.

The Company reported $23.8 million of non-interest income for the fourth quarter of 2016, compared to $17.3 million for the fourth quarter of 2015.  The most important components of the fourth quarter non-interest income were $7.6 million from other service charges and fees, $6.4 million from service charges on deposits accounts, $4.1 million from mortgage lending income and $2.1 million from other income.

Non-interest expense for the fourth quarter of 2016 was $47.5 million compared to $49.0 million for the fourth quarter of 2015.  Non-interest expense excluding merger expenses for the fourth quarter of 2016 was $47.1 million compared to $46.1 million for the fourth quarter of 2015.  This increase excluding merger expenses is primarily the result of $1.4 million growth in non-interest expense related to the Centennial Commercial Finance Group (“Centennial CFG”) offset by efficiencies achieved throughout the Company including the Bay Cities acquisition in the fourth quarter of 2015.  The fourth quarter of 2016 includes $231,000 of write-downs on vacant properties from closed facilities.  For the fourth quarter of 2016, our core efficiency ratio was 35.97% which is improved from the 37.86% reported for fourth quarter of 2015.

Financial Condition

Total loans receivable were $7.39 billion at December 31, 2016 compared to $6.64 billion at December 31, 2015.  Total deposits were $6.94 billion at December 31, 2016 compared to $6.44 billion at December 31, 2015.  Total assets were $9.81 billion at December 31, 2016 compared to $9.29 billion at December 31, 2015.

From December 31, 2015 to December 31, 2016, the Company produced approximately $746.1 million of organic loan growth, of which $353.4 million is associated with loan originations in the legacy footprint with the remaining $392.7 million being associated with Centennial CFG.  Centennial CFG had loans of $1.11 billion at December 31, 2016.

From September 30, 2016 to December 31, 2016, the Company produced approximately $275.4 million of organic loan growth, of which $130.8 million is associated with loan originations in the legacy footprint with the remaining $144.6 million being associated with Centennial CFG.

Non-performing loans at December 31, 2016 are $28.5 million, $34.0 million, $656,000 and zero in the Arkansas, Florida, Alabama and Centennial CFG markets, respectively, for a total of $63.1 million.  Non-performing loans as a percent of total loans were 0.85% as of December 31, 2016 compared to 0.96% as of December 31, 2015.  Non-performing assets at December 31, 2016 are $41.0 million, $36.8 million, $1.2 million and zero in the Arkansas, Florida and Alabama and Centennial CFG markets, respectively, for a total of $79.1 million.  Non-performing assets as a percent of total assets were 0.81% as of December 31, 2016 compared to 0.89% as of December 31, 2015.

The Company’s allowance for loan losses was $80.0 million at December 31, 2016, or 1.08% of total loans, compared to $69.2 million, or 1.04% of total loans, at December 31, 2015.  As of December 31, 2016 and 2015, the allowance for loan losses plus discount for credit losses on loans acquired to total loans plus discount for credit losses on loans acquired was 2.41% and 3.22%, respectively.  This decrease is primarily the result of organic loan growth in 2016 plus projected credit improvement from previous periods on the acquired impaired loans and write-downs on purchased credit impaired loans.  As of December 31, 2016 and 2015, the Company’s allowance for loan losses was 127% and 109% of its total non-performing loans, respectively.

Stockholders’ equity was $1.32 billion at December 31, 2016 compared to $1.20 billion at December 31, 2015, an increase of $125.1 million.  Book value per common share was $9.43 at December 31, 2016 compared to $8.55 (split adjusted) at December 31, 2015.  Tangible book value per common share was $6.61 at December 31, 2016 compared to $5.71 (split adjusted) at December 31, 2015 for an increase of 15.8%.

Branches

In an effort to achieve efficiencies primarily from our acquisitions, during the fourth quarter the Company closed one branch in Mountain Home, Arkansas.  During the first quarter of 2017, the Company has plans to open a branch location in Clearwater, Florida and a loan production office in Los Angeles under the management of Centennial CFG.  The Company currently has 76 branches in Arkansas, 59 branches in Florida, 6 branches in Alabama and one branch in New York City.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, January 19, 2017.  We encourage all participants to pre-register for the conference call using the following link: http://dpregister.com/10098283.  Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the live call.  Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email.  The Home BancShares conference call will also be automatically scheduled as an event in your Outlook calendar.

Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-877-508-9586 and asking for the Home BancShares conference call.  A replay of the call will be available by calling 1-877-344-7529, Passcode: 10098283, which will be available until January 26, 2017 at 10:59 p.m. CT (11:59 ET).  Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under “Investor Relations” for 12 months.

General

This release contains forward-looking statements regarding the Company's plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand, the ability to successfully integrate new acquisitions and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Home BancShares, Inc.'s financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2016.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, South Alabama and New York City. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “HOMB.”

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(In thousands)	2016	2016	2016	2016	2015

ASSETS

Cash and due from banks	$123,758	$123,126	$136,632	$115,206	$111,258
Interest-bearing deposits with other banks	92,891	173,034	48,762	42,866	144,565
Cash and cash equivalents	216,649	296,160	185,394	158,072	255,823
Federal funds sold	1,550	1,850	525	7,050	1,550
Investment securities - available-for-sale	1,072,920	1,233,269	1,221,778	1,207,773	1,206,580
Investment securities - held-to-maturity	284,176	275,544	287,725	299,050	309,042
Loans receivable	7,387,699	7,112,291	7,022,156	6,852,212	6,641,571
Allowance for loan losses	(80,002)	(76,370)	(74,341)	(72,306)	(69,224)
Loans receivable, net	7,307,697	7,035,921	6,947,815	6,779,906	6,572,347
Bank premises and equipment, net	205,301	208,137	207,932	210,764	212,163
Foreclosed assets held for sale	15,951	17,053	17,778	20,202	19,140
Cash value of life insurance	86,491	86,230	85,889	85,538	85,146
Accrued interest receivable	30,838	29,398	28,548	28,833	29,132
Deferred tax asset, net	61,298	56,435	61,613	69,564	71,565
Goodwill	377,983	377,983	377,983	377,983	377,983
Core deposit and other intangibles	18,311	19,073	19,835	20,597	21,443
Other assets	129,300	127,185	139,311	132,119	127,208
Total assets	$9,808,465	$9,764,238	$9,582,126	$9,397,451	$9,289,122

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$1,695,184	$1,717,467	$1,645,472	$1,562,565	$1,456,624
Savings and interest-bearing transaction accounts	3,963,241	3,792,229	3,678,546	3,602,868	3,551,684
Time deposits	1,284,002	1,330,597	1,388,930	1,412,086	1,430,201
Total deposits	6,942,427	6,840,293	6,712,948	6,577,519	6,438,509
Federal funds purchased	-	-	-	-	-
Securities sold under agreements to repurchase	121,290	109,350	111,072	121,906	128,389
FHLB and other borrowed funds	1,305,198	1,420,369	1,380,889	1,336,233	1,405,945
Accrued interest payable and other liabilities	53,891	37,382	51,476	73,185	55,696
Subordinated debentures	60,826	60,826	60,826	60,826	60,826
Total liabilities	8,483,632	8,468,220	8,317,211	8,169,669	8,089,365

Stockholders' equity
Common stock	1,405	1,405	1,404	702	701
Capital surplus	867,080	866,310	863,560	862,827	867,981
Retained earnings	455,948	419,999	389,014	357,788	326,898
Accumulated other comprehensive income	400	8,304	10,937	6,465	4,177
Total stockholders' equity	1,324,833	1,296,018	1,264,915	1,227,782	1,199,757
Total liabilities and stockholders' equity	$9,808,465	$9,764,238	$9,582,126	$9,397,451	$9,289,122

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Year Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
(In thousands)	2016	2016	2016	2015	2015	2016	2015

Interest income
Loans	$103,113	$102,953	$100,415	$96,913	$97,772	$403,394	$344,290
Investment securities
Taxable	5,068	5,583	5,145	5,450	5,865	21,246	21,695
Tax-exempt	3,059	2,720	2,823	2,815	2,879	11,417	11,194
Deposits - other banks	146	117	106	102	66	471	233
Federal funds sold	2	2	1	4	9	9	24

Total interest income	111,388	111,375	108,490	105,284	106,591	436,537	377,436

Interest expense
Interest on deposits	4,398	4,040	3,854	3,634	3,357	15,926	12,971
Federal funds purchased	-	-	1	1	1	2	4
FHLB borrowed funds	3,201	3,139	3,074	3,070	2,641	12,484	6,774
Securities sold under agreements to repurchase	153	142	134	145	140	574	621
Subordinated debentures	429	401	386	377	351	1,593	1,354

Total interest expense	8,181	7,722	7,449	7,227	6,490	30,579	21,724

Net interest income	103,207	103,653	101,041	98,057	100,101	405,958	355,712
Provision for loan losses	1,703	5,536	5,692	5,677	8,890	18,608	25,164
Net interest income after
provision for loan losses	101,504	98,117	95,349	92,380	91,211	387,350	330,548

Non-interest income
Service charges on deposit accounts	6,442	6,527	6,151	5,929	6,528	25,049	24,252
Other service charges and fees	7,611	7,504	7,968	7,117	6,827	30,200	26,186
Trust fees	329	365	359	404	365	1,457	2,381
Mortgage lending income	4,123	3,932	3,481	2,863	2,404	14,399	10,423
Insurance commissions	488	534	617	657	513	2,296	2,268
Increase in cash value of life insurance	320	344	353	395	328	1,412	1,199
Dividends from FHLB, FRB, Bankers' bank & other	944	808	719	620	431	3,091	1,698
Gain on acquisitions	-	-	-	-	-	-	1,635
Gain on sale of SBA loans	645	364	79	-	390	1,088	541
Gain (loss) on sale of branches, equipment and other assets, net	(1)	(86)	840	(53)	23	700	(214)
Gain (loss) on OREO, net	159	132	(941)	96	(507)	(554)	(317)
Gain (loss) on securities, net	644	-	15	10	-	669	4
FDIC indemnification accretion/(amortization), net	-	-	(410)	(362)	(1,239)	(772)	(9,391)
Other income	2,124	1,590	2,541	1,761	1,193	8,016	4,833

Total non-interest income	23,828	22,014	21,772	19,437	17,256	87,051	65,498

Non-interest expense
Salaries and employee benefits	26,944	25,623	25,437	23,958	23,841	101,962	87,512
Occupancy and equipment	6,281	6,668	6,509	6,671	6,700	26,129	25,967
Data processing expense	2,278	2,791	2,766	2,664	2,673	10,499	10,774
Other operating expenses	11,991	15,944	12,875	12,355	15,785	53,165	53,302

Total non-interest expense	47,494	51,026	47,587	45,648	48,999	191,755	177,555

Income before income taxes	77,838	69,105	69,534	66,169	59,468	282,646	218,491
Income tax expense	29,248	25,485	26,025	24,742	22,035	105,500	80,292
Net income	$48,590	$43,620	$43,509	$41,427	$37,433	$177,146	$138,199

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Year Ended
(Dollars and shares in thousands,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
except per share data)	2016	2016	2016	2015	2015	2016	2015

PER SHARE DATA

Diluted earnings per common share	$0.35	$0.31	$0.31	$0.29	$0.27	$1.26	$1.01
Diluted earnings per common share excluding merger expenses & FDIC loss share buy-out expense	0.35	0.33	0.31	0.29	0.28	1.28	1.03
Diluted earnings per common share excluding intangible amortization	0.35	0.31	0.31	0.30	0.27	1.27	1.03
Basic earnings per common share	0.35	0.31	0.31	0.30	0.27	1.26	1.01
Dividends per share - common	0.0900	0.0900	0.0875	0.0750	0.0750	0.3425	0.2750
Book value per common share	9.43	9.22	9.01	8.75	8.55	9.43	8.55
Tangible book value per common share	6.61	6.40	6.18	5.91	5.71	6.61	5.71

STOCK INFORMATION

Average common shares outstanding	140,465	140,436	140,382	140,390	140,234	140,418	136,615
Average diluted shares outstanding	140,781	140,703	140,608	140,687	140,617	140,713	137,130
End of period common shares outstanding	140,472	140,490	140,382	140,380	140,241	140,472	140,241

ANNUALIZED PERFORMANCE METRICS

Return on average assets	1.98%	1.81%	1.83%	1.79%	1.62%	1.85%	1.68%
Return on average assets excluding intangible amortization	2.08%	1.91%	1.93%	1.89%	1.72%	1.95%	1.79%
Return on average assets excluding intangible amortization, provision for loan losses, merger expenses, gain on acquisitions, loss on FDIC loss share buyout and income taxes (Core ROA)	3.42%	3.43%	3.33%	3.27%	3.27%	3.37%	3.20%
Return on average common equity	14.79%	13.62%	14.11%	13.77%	12.53%	14.08%	12.77%
Return on average tangible common equity excluding intangible amortization	21.45%	20.01%	21.01%	20.79%	19.07%	20.82%	19.37%
Efficiency ratio	36.19%	39.41%	37.52%	37.50%	40.32%	37.65%	40.44%
Core efficiency ratio	35.97%	36.51%	36.84%	36.92%	37.86%	36.55%	39.48%
Net interest margin - FTE	4.75%	4.86%	4.83%	4.81%	4.95%	4.81%	4.98%
Fully taxable equivalent adjustment	$2,108	$1,869	$1,974	$1,973	$2,025	$7,924	$7,710
Total revenue	135,216	133,389	130,262	124,721	123,847	523,588	442,934

EARNINGS EXCLUDING
INTANGIBLE AMORTIZATION

GAAP net income available to common shareholders	$48,590	$43,620	$43,509	$41,427	$37,433	$177,146	$138,199
Intangible amortization after-tax	463	463	463	514	524	1,903	2,479
Earnings excluding intangible amortization	$49,053	$44,083	$43,972	$41,941	$37,957	$179,049	$140,678

GAAP diluted earnings per share	$0.35	$0.31	$0.31	$0.29	$0.27	$1.26	$1.01
Intangible amortization after-tax	-	-	-	0.01	-	0.01	0.02
Diluted earnings per share excluding intangible amortization	$0.35	$0.31	$0.31	$0.30	$0.27	$1.27	$1.03

OTHER OPERATING EXPENSES

Advertising	$910	$866	$733	$823	$644	$3,332	$2,986
Merger and acquisition expenses	433	-	-	-	2,909	433	4,800
FDIC loss share buy-out expense	-	3,849	-	-	-	3,849	-
Amortization of intangibles	762	762	763	845	862	3,132	4,079
Electronic banking expense	1,621	1,428	1,237	1,456	1,283	5,742	5,166
Directors' fees	294	292	289	275	262	1,150	1,071
Due from bank service charges	393	319	337	305	304	1,354	1,096
FDIC and state assessment	1,097	1,502	1,446	1,446	1,443	5,491	5,287
Insurance	563	553	544	533	642	2,193	2,542
Legal and accounting	442	583	658	523	537	2,206	2,028
Other professional fees	943	1,137	1,044	925	1,231	4,049	3,226
Operating supplies	466	437	419	436	473	1,758	1,880
Postage	269	269	260	286	299	1,084	1,196
Telephone	360	449	455	487	499	1,751	1,917
Other expense	3,438	3,498	4,690	4,015	4,397	15,641	16,028

Total other operating expenses	$11,991	$15,944	$12,875	$12,355	$15,785	$53,165	$53,302

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(Dollars in thousands)	2016	2016	2016	2016	2015

BALANCE SHEET RATIOS

Total loans to total deposits	106.41%	103.98%	104.61%	104.18%	103.15%
Common equity to assets	13.51%	13.27%	13.20%	13.07%	12.92%
Tangible common equity to tangible assets	9.87%	9.60%	9.44%	9.21%	9.00%

LOANS RECEIVABLE

Real estate
Commercial real estate loans
Non-farm/non-residential	$3,153,121	$2,954,618	$2,884,162	$2,889,927	$2,968,335
Construction/land development	1,135,843	1,065,204	1,068,544	977,800	944,787
Agricultural	77,736	77,556	78,535	75,763	75,027
Residential real estate loans
Residential 1-4 family	1,356,136	1,264,384	1,262,416	1,202,323	1,190,279
Multifamily residential	340,926	328,089	395,352	438,100	430,256
Total real estate	6,063,762	5,689,851	5,689,009	5,583,913	5,608,684
Consumer	41,745	42,487	48,933	50,090	52,258
Commercial and industrial	1,123,213	1,225,043	1,130,776	1,070,553	850,587
Agricultural	74,673	73,413	69,666	63,482	67,109
Other	84,306	81,497	83,772	84,174	62,933
Loans receivable	$7,387,699	$7,112,291	$7,022,156	$6,852,212	$6,641,571

ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$76,370	$74,341	$72,306	$69,224	$63,659
Loans charged off	4,836	4,351	4,367	3,947	4,474
Recoveries of loans previously charged off	6,765	844	710	1,352	1,149
Net loans (recovered)/charged off	(1,929)	3,507	3,657	2,595	3,325
Provision for loan losses	1,703	5,536	5,692	5,677	8,890
Balance, end of period	$80,002	$76,370	$74,341	$72,306	$69,224

Discount for credit losses on purchased loans	100,148	108,017	120,910	142,223	149,394
Net (recoveries) charge-offs to average total loans	-0.11%	0.20%	0.21%	0.16%	0.20%
Allowance for loan losses to total loans	1.08%	1.07%	1.06%	1.06%	1.04%
Allowance for loan losses plus discount for credit losses on purchased loans to total loans plus discount for credit losses on purchased loans	2.41%	2.55%	2.73%	3.07%	3.22%

NON-PERFORMING ASSETS

Non-performing loans
Non-accrual loans	$47,182	$39,353	$36,660	$33,409	$36,374
Loans past due 90 days or more	15,942	20,737	22,998	25,144	27,137
Total non-performing loans	63,124	60,090	59,658	58,553	63,511
Other non-performing assets
Foreclosed assets held for sale, net	15,951	17,053	17,778	20,202	19,140
Other non-performing assets	3	-	-	-	38
Total other non-performing assets	15,954	17,053	17,778	20,202	19,178
Total non-performing assets	$79,078	$77,143	$77,436	$78,755	$82,689

Allowance for loan losses for loans to non-performing loans	126.74%	127.09%	124.61%	123.49%	109.00%
Non-performing loans to total loans	0.85%	0.84%	0.85%	0.85%	0.96%
Non-performing assets to total assets	0.81%	0.79%	0.81%	0.84%	0.89%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	December 31, 2016			September 30, 2016
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$135,276	$146	0.43%	$110,993	$117	0.42%
Federal funds sold	1,374	2	0.58%	1,136	2	0.70%
Investment securities - taxable	1,121,012	5,068	1.80%	1,177,284	5,583	1.89%
Investment securities - non-taxable - FTE	349,175	4,982	5.68%	328,979	4,407	5.33%
Loans receivable - FTE	7,217,631	103,298	5.69%	7,027,634	103,135	5.84%
Total interest-earning assets	8,824,468	113,496	5.12%	8,646,026	113,244	5.21%
Non-earning assets	952,680			956,337
Total assets	$9,777,148			$9,602,363

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$3,877,152	$2,551	0.26%	$3,721,019	$2,268	0.24%
Time deposits	1,303,182	1,847	0.56%	1,361,589	1,772	0.52%
Total interest-bearing deposits	5,180,334	4,398	0.34%	5,082,608	4,040	0.32%
Federal funds purchased	86	-	0.00%	-	-	0.00%
Securities sold under agreement to repurchase	119,413	153	0.51%	118,183	142	0.48%
FHLB borrowed funds	1,377,017	3,201	0.92%	1,357,716	3,139	0.92%
Subordinated debentures	60,826	429	2.81%	60,826	401	2.62%
Total interest-bearing liabilities	6,737,676	8,181	0.48%	6,619,333	7,722	0.46%
Non-interest bearing liabilities
Non-interest bearing deposits	1,686,214			1,663,621
Other liabilities	46,687			45,332
Total liabilities	8,470,577			8,328,286
Shareholders' equity	1,306,571			1,274,077
Total liabilities and shareholders' equity	$9,777,148			$9,602,363
Net interest spread			4.64%			4.75%
Net interest income and margin - FTE		$105,315	4.75%		$105,522	4.86%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Year Ended
	December 31, 2016			December 31, 2015
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$117,022	$471	0.40%	$108,315	$233	0.22%
Federal funds sold	1,764	9	0.51%	9,250	24	0.26%
Investment securities - taxable	1,161,428	21,246	1.83%	1,114,829	21,695	1.95%
Investment securities - non-taxable - FTE	337,318	18,598	5.51%	332,048	18,309	5.51%
Loans receivable - FTE	6,986,759	404,137	5.78%	5,732,315	344,885	6.02%
Total interest-earning assets	8,604,291	444,461	5.17%	7,296,757	385,146	5.28%
Non-earning assets	964,562			914,225
Total assets	$9,568,853			$8,210,982

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$3,717,880	$8,978	0.24%	$3,218,745	$6,306	0.20%
Time deposits	1,362,680	6,948	0.51%	1,381,562	6,665	0.48%
Total interest-bearing deposits	5,080,560	15,926	0.31%	4,600,307	12,971	0.28%
Federal funds purchased	255	2	0.78%	824	4	0.49%
Securities sold under agreement to repurchase	120,576	574	0.48%	156,513	621	0.40%
FHLB borrowed funds	1,376,364	12,484	0.91%	902,852	6,774	0.75%
Subordinated debentures	60,826	1,593	2.62%	60,826	1,354	2.23%
Total interest-bearing liabilities	6,638,581	30,579	0.46%	5,721,322	21,724	0.38%
Non-interest bearing liabilities
Non-interest bearing deposits	1,619,128			1,358,905
Other liabilities	53,218			48,170
Total liabilities	8,310,927			7,128,397
Shareholders' equity	1,257,926			1,082,585
Total liabilities and shareholders' equity	$9,568,853			$8,210,982
Net interest spread			4.71%			4.90%
Net interest income and margin - FTE		$413,882	4.81%		$363,422	4.98%

FOR MORE INFORMATION CONTACT:
Jennifer C. Floyd
Chief Accounting Officer &
   Investor Relations Officer
Home BancShares, Inc.
(501) 339-2929